Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Ovintiv Inc.’s Registration Statement (No. 333-188758) on Form S-8 of our report dated June 29, 2022 appearing in the annual report on Form 11-K of Ovintiv U.S. Retirement Plan as of December 31, 2021 and 2020 and for the year ended December 31, 2021.

/s/ Plante & Moran, PLLC

Boulder, Colorado

June 29, 2022